UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2007 (May 2, 2007)

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1620

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirements of the Securities Exchange Act of 1934, Behringer Harvard Opportunity REIT I, Inc. (which may be referred to as the “Registrant,” “we,” “our,” or “us”) hereby amends our Current Report on Form 8-K filed on May 8, 2007 to provide the required financial statements relating to our acquisition of a portfolio of three office buildings located in Santa Clara, California (collectively referred to as “Santa Clara Tech Center”), as described in such Current Report.

After reasonable inquiry, we are not aware of any material factors relating to Santa Clara Tech Center that would cause the reported revenues and certain operating expenses relating to it not to be necessarily indicative of future operating results.

Item 9.01	Financial Statements and Exhibits.	Page

(a)	Financial Statements of Businesses Acquired.

	Independent Auditors’ Report	3

	Statement of Revenues and Certain Operating Expenses for the three months ended March 31, 2007 (unaudited) and for the year ended December 31, 2006	4

	Notes to the Statement of Revenues and Certain Operating Expenses	5

(b)	Pro Forma Financial Information.

	Unaudited Pro Forma Consolidated Financial Information	7

	Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2007	8

	Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2007	9

	Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006	10

	Unaudited Notes to Pro Forma Consolidated Financial Statements	11

(c)	Shell Company Transactions.

	Not applicable.

(d)	Exhibits.

	None.

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Behringer Harvard Opportunity REIT I, Inc.

Addison, Texas

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of Santa Clara Tech Center, a portfolio which consists of three office buildings located in Santa Clara, California (collectively, the “Properties”) for the year ended December 31, 2006.  This Historical Summary is the responsibility of the Properties’ management.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Historical Summary presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Form 8-K/A of Behringer Harvard Opportunity REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Properties’ revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Properties for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas

June 5, 2007

Santa Clara Tech Center

Statement of Revenues and Certain Operating Expenses

For the Three Months Ended March 31, 2007 (Unaudited) and

For the Year Ended December 31, 2006

	Three Months Ended March 31, 2007	Year Ended December 31, 2006
	(unaudited)
Revenues:
Rental revenue	$713,380	$4,614,949
Tenant reimbursement income	157,265	1,067,770

Total revenues	870,645	5,682,719

Certain operating expenses:
Property operating expenses	103,718	571,410
Real estate taxes	158,431	595,444
General and administrative expenses	—	1,027
Property management fees	36,052	144,206

Total certain operating expenses	298,201	1,312,087

Revenues in excess of certain operating expenses	$572,444	$4,370,632

See accompanying notes to statement of revenues and certain operating expenses.

Santa Clara Tech Center

Notes to the Statement of Revenues and Certain Operating Expenses

For the Three Months Ended March 31, 2007 (Unaudited) and

For the Year Ended December 31, 2006

1.                          Basis of Presentation

On May 2, 2007, Behringer Harvard Opportunity REIT I, Inc. (the “Company”) acquired a portfolio of three office buildings containing approximately 456,000 aggregate rentable square feet (unaudited), located on approximately 22.8 acres (unaudited) of land in Santa Clara, California (collectively referred to as “Santa Clara Tech Center” or the “Properties”).  The Properties consist of the following office buildings:

•                  a two-story office building containing approximately 153,000 rentable square feet (unaudited) (“Santa Clara Tech Center I”);

•                  a two-story office building containing approximately 153,000 rentable square feet (unaudited) (“Santa Clara Tech Center II”); and

•                  a single-story office building containing approximately 150,000 rentable square feet (unaudited) (“Santa Clara Tech Center III”).

The statements of revenues and certain operating expenses (the “Historical Summary”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC.  The Historical Summary includes the historical revenues and certain operating expenses of the Properties, exclusive of items which may not be comparable to the proposed future operations of the Properties such as depreciation and amortization, interest expense and corporate expenses.

The statement of revenues and certain operating expenses and notes thereto for the three months ended March 31, 2007, included in this report, are unaudited.  In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included.  Such adjustments consist of normal recurring items.  Interim results are not necessarily indicative of results for a full year.

2.                          Principles of Reporting and Use of Estimates

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period.  Actual results may differ from those estimates.

3.                          Significant Accounting Policies

Revenue Recognition

The Properties’ operations consist of rental income earned from their tenants under lease agreements which generally provide for minimum rent payments.  All leases have been accounted for as operating leases.  Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, including the effect of any rent holidays, which amounted to an increase in rental income of approximately $64,000 for the three months ended March 31, 2007 (unaudited) and approximately $102,000 for the year ended December 31, 2006.

Tenant reimbursement income consists of recovery of certain basic operating costs over an established base amount.  Recoveries are recognized as revenue in the period the applicable costs are incurred.

Santa Clara Tech Center

Notes to the Statement of Revenues and Certain Operating Expenses

For the Three Months Ended March 31, 2007 (Unaudited) and

For the Year Ended December 31, 2006

4.                          Leases

The aggregate annual minimum future rental income on the non-cancelable operating leases held in effect as of December 31, 2006 for the next five years is as follows:

Year Ending December 31:
2007	$2,642,149
2008	2,858,718
2009	2,858,718
2010	2,858,718
2011	3,049,299
Thereafter	7,337,377
$21,604,979

Minimum future rental income represents the base rent required to be paid under the terms of the leases exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations.  There were no contingent rents in 2006.

5.                          Concentrations

The Properties are currently approximately 69% leased to a single tenant under a triple-net lease, which represents 100% of the Properties’ total rental revenue for the period ended March 31, 2007.  The Properties were leased to two tenants during the year ended December 31, 2006.  The tenant that leased approximately 142,000 square feet of Santa Clara Tech Center III terminated its lease in September 2006.  Under the terms of the triple-net lease, the current tenant pays all operating expenses directly, including real estate taxes.

*****

Behringer Harvard Opportunity REIT I, Inc.

Unaudited Pro Forma Consolidated Financial Information

On May 2, 2007, we acquired Santa Clara Tech Center, a portfolio of three office buildings containing approximately 456,000 aggregate rentable square feet located on approximately 22.8 acres of land in Santa Clara, California (collectively referred to as “Santa Clara Tech Center” or the “Properties”), through Behringer Harvard Santa Clara LP (“BH Santa Clara”), an indirect wholly-owned subsidiary of Behringer Harvard Opportunity OP I, LP, our operating partnership.  The Properties consist of the following office buildings:

•                  a two-story office building containing approximately 153,000 rentable square feet (unaudited) (“Santa Clara Tech Center I”);

•                  a two-story office building containing approximately 153,000 rentable square feet (unaudited) (“Santa Clara Tech Center II”); and

•                  a single-story office building containing approximately 150,000 rentable square feet (unaudited) (“Santa Clara Tech Center III”).

The contract purchase price of the Properties, exclusive of closing costs, was $70 million.  BH Santa Clara borrowed $52.1 million under a bridge promissory note to pay a portion of the contract price and paid the remaining amount from proceeds of our offering of common stock to the public.

In our opinion, all material adjustments necessary to reflect the effects of the above transaction have been made.

Behringer Harvard Opportunity REIT I, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

as of March 31, 2007

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if we had acquired the Properties as of March 31, 2007.  This Pro Forma Consolidated Balance Sheet should be read in conjunction with our Pro Forma Consolidated Statements of Operations and the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the three months ended March 31, 2007.  This Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had we completed the above transaction on March 31, 2007, nor does it purport to represent our future financial position.

	March 31, 2007	Pro Forma
	as Reported	Adjustments	Pro Forma
	(a)	(b)	March 31, 2007

Assets
Real estate
Land and improvements, net	$15,352,849	$25,777,000	$41,129,849
Buildings and improvements, net	124,662,287	51,485,254	176,147,541
Real estate under development	44,733,549	—	44,733,549
Total real estate	184,748,685	77,262,254	262,010,939

Cash and cash equivalents	79,363,953	(21,982,107)	57,381,846
Restricted cash	3,432,131	943,658	4,375,789
Accounts receivable, net	2,862,956	—	2,862,956
Prepaid expenses and other assets	852,138	788,813	1,640,951
Furniture, fixtures and equipment, net	8,974,694	—	8,974,694
Escrow deposits	4,000,000	—	4,000,000
Deferred financing fees, net	2,058,012	262,975	2,320,987
Notes receivable	15,883,359	—	15,883,359
Lease intangibles, net	12,899,268	7,321,457	20,220,725
Other intangibles, net	10,649,886	—	10,649,886
Total assets	$325,725,082	$64,597,050	$390,322,132

Liabilities and stockholders’ equity
Liabilities
Mortgages payable	$92,218,818	$52,115,000	$144,333,818
Accounts payable	1,316,747	—	1,316,747
Payables to affiliates	2,534,804	—	2,534,804
Acquired below-market leases, net	4,011,857	12,272,466	16,284,323
Dividends payable	482,616	—	482,616
Accrued liabilities	6,836,417	209,584	7,046,001
Subscriptions for common stock	1,509,151	—	1,509,151
Other liabilities	796,505	—	796,505
Total liabilities	109,706,915	64,597,050	174,303,965

Commitments and contingencies

Minority interest	3,469,620	—	3,469,620

Stockholders’ equity
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—	—	—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	—	—	—
Common stock, $.0001 par value per share; 350,000,000 shares authorized, 24,272,227 shares issued and outstanding	2,427	—	2,427
Additional paid-in capital	214,479,007	—	214,479,007
Accumulated distributions in excess of net income (loss)	(1,932,887)	—	(1,932,887)
Total stockholders’ equity	212,548,547	—	212,548,547
Total liabilities and stockholders’ equity	$325,725,082	$64,597,050	$390,322,132

See accompanying unaudited notes to pro forma consolidated financial statement

Behringer Harvard Opportunity REIT I, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Three Months Ended March 31, 2007

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had acquired the Properties on January 1, 2006.  This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the three months ended March 31, 2007.  This Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transaction on January 1, 2006, nor does it purport to represent our future operations.

	Three Months Ended	Statement of
	March 31, 2007	Revenues and			Pro Forma
	as Reported	Certain Expenses	Pro Forma		Three Months Ended
	(a)	(b)	Adjustments		March 31, 2007

Rental revenue	$5,209,122	$870,645	$438,302	(c)	$6,518,069

Expenses
Property operating expenses	1,375,031	103,718	—		1,478,749
Interest expense	929,259	—	723,541	(d)	1,652,800
Real estate taxes	559,744	158,431	—		718,175
Property management fees	127,114	36,052	(36,052	)(e)	166,293
			39,179	(f)
Asset management fees	322,893	—	131,250	(g)	454,143
General and administrative	307,321	—	—		307,321
Advertising costs	464,397	—	—		464,397
Depreciation and amortization	1,949,319	—	776,333	(h)	2,725,652
Total expenses	6,035,078	298,201	1,634,251		7,967,530

Interest income	769,789	—	—		769,789
Minority interest	(136,697)	—	—		(136,697)
Net income (loss)	$(192,864)	$572,444	$(1,195,949)		$(816,369)
Weighted average shares outstanding:
Basic and diluted	20,700,400		847,735	(i)	21,548,135

Loss per share:
Basic and diluted	$(0.01)				$(0.04)

See accompanying unaudited notes to pro forma consolidated financial statement

Behringer Harvard Opportunity REIT I, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2006

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had acquired the Properties on January 1, 2006.  This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto as filed in our annual report on Form 10-K for the year ended December 31, 2006.  This Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transaction on January 1, 2006, nor does it purport to represent our future operations.

	Year Ended	Prior Acquisitions	Statement of
	December 31, 2006	Pro Forma	Revenues and			Pro Forma
	as Reported	Adjustments	Certain Expenses	Pro Forma		Year Ended
	(a)	(b)	(c)	Adjustments		December 31, 2006

Rental revenue	$4,660,664	$14,303,962	$5,682,719	$1,753,209	(d)	$26,400,554

Expenses
Property operating expenses	1,555,818	2,881,566	571,410	—		5,008,794
Interest expense	560,018	2,903,509	—	723,541	(e)	4,187,068
Real estate taxes	431,788	2,073,180	595,444	—		3,100,412
Property management fees	155,407	253,566	144,206	(144,206	)(f)	664,695
				255,722	(g)
Asset management fees	200,120	917,904	—	525,000	(h)	1,643,024
General and administrative	855,494	349,117	1,027	—		1,205,638
Depreciation and amortization	1,351,054	6,022,515	—	3,105,333	(i)	10,478,902
Total expenses	5,109,699	15,401,357	1,312,087	4,465,390		26,288,533

Interest income	2,748,918	78,758	—	—		2,827,676
Minority interest	90,935	70,127	—	—		161,062
Net income (loss)	$2,390,818	$(948,510)	$4,370,632	$(2,712,181)		$3,100,759

Weighted average shares outstanding:
Basic	9,629,398			11,317,580	(j)	20,946,978
Diluted	9,646,771			11,300,207	(j)	20,946,978

Earnings per share:
Basic	$0.25					$0.15
Diluted	$0.25					$0.15

See accompanying unaudited notes to pro forma consolidated financial statement

Behringer Harvard Opportunity REIT I, Inc

Unaudited Notes to Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Balance Sheet

a.                                       Reflects our historical balance sheet as of March 31, 2007.

b.                                      Reflects the acquisition of the Properties for approximately $74.1 million, inclusive of closing costs.  The acquisition was funded with approximately $22.0 million of cash and $52.1 million of debt.  We allocated our purchase price to the assets and liabilities below and estimated the remaining useful lives of the tangible and intangible assets as follows:

Description	Allocation	Estimated Useful Life

Land	$25,777,000	—
Building	51,485,254	25 years
Below-market leases, net	(12,272,466)	7 years
Tenant improvements, leasing commissions & legal fees	6,024,428	7 years
In-place leases	1,297,029	7 years
Restricted cash	943,658
Prepaid expenses and other assets	788,813
Deferred financing fees	262,975
Prepaid rent	(209,584)
	$74,097,107

We allocated the purchase price to the above tangible and identified intangible assets based on their relative fair values in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets” as follows:

The fair value of the tangible assets acquired, consisting of land and buildings, is determined by valuing the properties as if they were vacant, and the “as-if-vacant” value is then allocated to land and buildings.  Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods.  The value of the buildings are depreciated over the estimated useful life of 25 years using the straight-line method.

We determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases.  We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the remaining non-cancelable terms of the respective leases using the straight-line method.

The total value of identified real estate intangible assets acquired is further allocated to in-place lease values and tenant relationships based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant.  The aggregate value of in-place leases acquired and tenant relationships is determined by applying a fair value model.  The estimates of fair value of in-place leases include an estimate of carrying costs during the expected lease-up periods for the respective spaces, considering current market conditions.  In estimating fair value of in-place leases, we consider items such as real estate taxes, insurance and other operating expenses, as well as lost rental revenue during the expected lease-up period and carrying costs that would have otherwise been incurred had the leases not been in place, including tenant improvements and commissions.  The estimates of the fair value of tenant relationships also include costs to execute similar leases, including leasing commissions, legal and tenant improvements as well as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis.

We amortize the value of in-place leases to expense over the term of the respective leases.  The value of tenant relationship intangibles is amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the

Behringer Harvard Opportunity REIT I, Inc

Unaudited Notes to Pro Forma Consolidated Financial Statements

remaining depreciable life of the building.  Should a tenant terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense.

Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2007

a.                                       Reflects our historical operations for the three months ended March 31, 2007.

b.                                      Reflects the historical revenues and certain expenses of the Properties.

c.                                       Reflects the straight-line amortization of the below-market lease values over the remaining non-cancelable terms of the leases of approximately 84 months.

d.                                      Represents interest expense associated with the approximately $52.1 million of debt obtained in connection with the purchase of Santa Clara Tech Center and the amortization of the deferred financing costs.  The debt bears interest at a fixed rate of 7.07% per annum.  Payment of all accrued interest and principal is due upon the maturity date, June 15, 2007.  The deferred financing costs of approximately $263,000 are amortized over the term of the related debt using a method that approximates the effective interest rate method.

e.                                       Reflects the reversal of historical property management fees for the Properties.

f.                                         Reflects the property management fees associated with the current management of the Properties.  The properties are managed by HPT Management Services LP, our affiliate, for a fee of 4.5% of annual gross revenues, as defined in the property management agreement.

g.                                      Reflects the asset management fees associated with the Properties.  The assets are managed by HPT Management Services LP, our affiliate, for an annual asset management fee of 0.75% of the asset value.

h.                                      Reflects the depreciation and amortization of the Properties using the straight-line method over the estimated useful lives as follows:

Description	Allocation	Estimated Useful Life
Building	$51,485,254	25 years
Real estate intangibles (1)	(4,951,009)	7 years

(1) Included in real estate intangibles is approximately $12,300,000 of below-market lease values, which is amortized to rental income. See Note c.

Behringer Harvard Opportunity REIT I, Inc

Unaudited Notes to Pro Forma Consolidated Financial Statements

i.                                          Reflects the adjustment to the historical weighted average number of shares of common stock outstanding to reflect the acceptance of shares needed to provide for the cash purchase price of our property investments.  The adjustment is computed as follows:

Cash needed to acquire 12600 Whitewater	$9,040,524
Cash needed to acquire Ferncroft Corporate Center	27,836,297
Cash needed to acquire Chase Park Plaza	47,015,127
Cash needed to acquire Bent Tree Green	12,032,922
Cash needed to acquire Las Colinas Commons	16,406,126
Cash needed to acquire Santa Clara Tech Center	74,097,107
	$186,428,103

Net cash received from each share of common stock issued	$8.90	(1)

Common stock needed to purchase the properties listed above	20,946,978
Plus basic weighted average of common stock actually outstanding for the three months ended March 31, 2007 in excess of 20,946,978	601,157
Less historical basic weighted average of common stock outstanding at March 31, 2007	(20,700,400)
	847,735

(1) Net cash received per share of common stock issued is computed as $10 gross proceeds per share less $0.70 commissions per share, $0.20 broker dealer fees per share, and $0.20 organization and offering costs per share.

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006

a.                                       Reflects our historical operations for the year ended December 31, 2006.

b.                                      Reflects the combined pro forma results for the following properties for periods prior to the respective acquisition date:

Property	Acquisition Date
12600 Whitewater	March 1, 2006
Ferncroft Corporate Center	July 13, 2006
Chase Park Plaza	December 8, 2006
Bent Tree Green	December 13, 2006
Las Colinas Commons	December 20, 2006

c.                                       Reflects the historical revenues and certain expenses of the Properties.

d.                                      Reflects the straight-line amortization of the below-market lease values over the remaining non-cancelable terms of the leases of approximately 84 months.

e.                                       Represents interest expense associated with the approximately $52.1 million of debt obtained in connection with the purchase of Santa Clara Tech Center and the amortization of the deferred financing costs.  The debt bears interest at a fixed rate of 7.07% per annum.  Payment of all accrued interest and principal is due upon the maturity date, June 15, 2007.  The deferred financing costs of approximately $263,000 are amortized over the term of the related debt using a method that approximates the effective interest rate method.

f.                                         Reflects the reversal of historical property management fees for the Properties.

g.                                      Reflects the property management fees associated with the current management of the Properties.  The properties are managed by HPT Management Services LP, our affiliate, for a fee of 4.5% of annual gross revenues, as defined in the property management agreement.

Behringer Harvard Opportunity REIT I, Inc

Unaudited Notes to Pro Forma Consolidated Financial Statements

h.                                      Reflects the asset management fees associated with the Properties.  The asset is managed by HPT Management Services LP, our affiliate, for an annual asset management fee of 0.75% of the asset value.

i                                           Reflects the depreciation and amortization of the Properties using the straight-line method over the estimated useful lives as follows:

Description	Allocation	Estimated Useful Life
Building	$51,485,254	25 years
Real estate intangibles (1)	(4,951,009)	7 years

(1)  Included in real estate intangibles is approximately $12,300,000 of below-market lease values, which is amortized to rental income.  See Note d.

j.                                          Reflects the adjustment to the historical weighted average number of shares of common stock outstanding to reflect the acceptance of shares needed to provide for the cash purchase price of our property investments.  The adjustment is computed as follows:

Cash needed to acquire 12600 Whitewater	$9,040,524
Cash needed to acquire Ferncroft Corporate Center	27,836,297
Cash needed to acquire Chase Park Plaza	47,015,127
Cash needed to acquire Bent Tree Green	12,032,922
Cash needed to acquire Las Colinas Commons	16,406,126
Cash needed to acquire Santa Clara Tech Center	74,097,107
$186,428,103

Net cash received from each share of common stock issued	$8.90 (1)
Basic
Common stock needed to purchase the properties listed above	20,946,978
Less historical weighted average of common stock outstanding at December 31, 2006	(9,629,398)
11,317,580
Diluted
Common stock needed to purchase the properties listed above	20,946,978
Less historical weighted average of common stock outstanding at December 31, 2006	(9,646,771)
11,300,207

(1)  Net cash received per share of common stock issued is computed as $10 gross proceeds per share less $0.70 commissions per share, $0.20 broker dealer fees per share, and $0.20 organization and offering costs per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: June 29, 2007	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer